                                                                    EXHIBIT 10.4



THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER HEREOF TO THE COMPANY OF AN OPINION OF COUNSEL STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS THEN AVAILABLE.



                         INTELLIQUIS INTERNATIONAL, INC.


                       CONDITIONAL WARRANT TO PURCHASE 6%
                      CONVERTIBLE SERIES A PREFERRED STOCK
                      AND WARRANTS TO PURCHASE COMMON STOCK



                 The Transferability of this Conditional Warrant
                     Is Restricted as Provided in Section 2.

Void after October 26, 2001           Right to Purchase 3,000 Shares of
                                      Convertible Series A Preferred Stock and
                                      Warrants to Purchase 150,000 Shares of
                                      Common Stock


                                    PREAMBLE


         Intelliquis International, Inc. (the "Company"), a Nevada corporation, hereby certifies that, for value received, ROBI Investors LLC, whose address is One World Trade Center, Suite 4563, New York, New York 10048, or its registered assigns (hereinafter, the "Registered Holder"), is, subject to the terms set forth herein, entitled to purchase from the Company at any time or from time to time before 5:00 P.M. New York time, on the date one (1) year from the date hereof (such time, the "Expiration Time"), up to (i) three thousand (3,000) fully paid and non-assessable shares of the Company's Convertible Series A Preferred Stock with such terms as set forth in the Certificate of Designation substantially in the form of Exhibit A to the Securities Purchase Agreement (as defined below), par value $.001 per share, stated value one thousand dollars ($1,000) per share (the "Series A Preferred Stock") at the purchase price per share of one thousand ($1,000) and (ii) warrants (the "Stock Purchase Warrants") to purchase fifty thousand shares of common stock, par value $.001 per share (the "Common Stock") for each one thousand (1,000) shares of Series A Preferred Stock purchased hereunder. For purposes of this

Conditional Warrant the aggregate price paid by the Registered Holder for the Series A Preferred Stock and the Warrants, as applicable, is referred to herein as the "Purchase Price".

         Subject to the terms set forth herein, at the election of the Company on not less than seven (7) business days nor more than twenty (20) business days prior written notice (such notice being referred to as the "Conditional Exercise Notice" and the closing date specified in such notice being referred to as the "Conditional Closing Date"), the Registered Holder shall at any time or from time to time before the Expiration Time be required to exercise this Warrant and purchase up to three thousand (3,000) shares of Series A Preferred Stock and Stock Purchase Warrants to purchase up to one hundred fifty thousand (150,000) shares of Common Stock (minus any such shares of Series A Preferred Stock and Stock Purchase Warrants previously purchased hereunder), at the Purchase Price; provided, that, the Registered Holder shall not be required to exercise and purchase any such shares if at any time from and after the delivery to the Registered Holder of the Conditional Exercise Notice through the Conditional Closing Date (the "Interim Period") any of the Closing Conditions (as defined below) shall not have been satisfied. Notwithstanding anything to the contrary contained herein, the Company shall have the right to provide the Registered Holder with up to and no more than two (2) Conditional Exercise Notices, each of which shall require the Registered Holder to purchase up to a maximum of one thousand five hundred (1,500) shares of Series A Preferred Stock and Stock Purchase Warrants to purchase up to seventy-five thousand (75,000) shares of Common Stock, provided that, the Company may not deliver the second such Conditional Exercise Notice until at least sixty (60) days after the Conditional Closing Date related to the first Conditional Exercise Notice.

         This Warrant is the Conditional Warrant (the "Conditional Warrant") to purchase up to three thousand (3,000) shares of Series A Preferred Stock and Stock Purchase Warrants to purchase up to one hundred fifty thousand (150,000) shares of Common Stock issued pursuant to the Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of October 26, 1999, by and between the Company and ROBI Investors LLC. The Securities Purchase Agreement contains certain additional terms that are binding upon the Company and each Registered Holder of this Conditional Warrant. A copy of the Securities Purchase Agreement, including the Exhibits thereto, may be obtained by any Registered Holder of the Conditional Warrant from the Company upon written request. Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement, including the Exhibits thereto.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

         (a) The term "Company" includes any corporation which shall succeed to or assume the obligations of the Company hereunder.

         (b) The term "Common Stock" includes all shares of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily be entitled to vote for the election of directors of the Company (even though the right so to vote has been suspended by the happening of a contingency).

         (c) The term "Major Transaction" shall be deemed to have occurred at such time as any of the following events: (i) the consolidation, merger or other business combination of the Company with or into another person (other than (A) pursuant to migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company, or (B) a consolidation, merger or other business combination in which the Company is the surviving entity and holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power necessary to elect a majority of the members of the board of directors of the Company); (ii) the sale or transfer of all or substantially all of the Company's assets; or (iii) consummation of a purchase, tender or exchange offer made to the holders of more than thirty percent (30%) of the outstanding shares of Common Stock.

         (d) The term "Material Adverse Change" means any change, event, result or happening involving, directly or indirectly, the Company or any of its subsidiaries resulting in a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         (e) The term "Other Securities" refers to any class of shares (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of this Conditional Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of the Conditional Warrant, in lieu of or in addition to the shares of Series A Preferred Stock and Stock Purchase Warrants, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of the Series A Preferred Stock or Stock Purchase Warrants or Other Securities.

         (f) The term "Triggering Event" shall be deemed to have occurred at such time as any of the following events: (i) the failure of the Initial Registration Statement to be declared effective by the Securities and Exchange Commission on or prior to the Effectiveness Deadline; (ii) while the Initial Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Initial Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Series A Preferred Stock for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) consecutive trading days, provided that the cause of such lapse or unavailability is not due to factors solely within the control of such holders of Registrable Securities; (iii) the suspension from listing or the failure of the Common Stock to be listed on the OTC Bulletin Board, the Nasdaq SmallCap Market, the Nasdaq National Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. for a period of five (5) consecutive days; (iv) the Company's notice to any holder of Series A Preferred Stock, including by way of public announcement, at any time, of its intention not to comply with proper requests for conversion of Series A Preferred Stock into shares of Common Stock;
(v) if the Closing Bid Price (as defined in Section G of Exhibit A to the Securities Purchase Agreement) for the Common Stock shall be less than two dollars ($2.00) per share at any time during the Interim Period; (vi) the Company's stockholders shall not have authorized and approved the transactions contemplated by the Securities Purchase Agreement and this Warrant in accordance with applicable law; (vii) a material breach by the Company of any representation, warranty, covenant or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, this Conditional Warrant or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby; or (viii) if the average daily trading volume of the Common Stock on the OTC Bulletin Board, the Nasdaq SmallCap Market, the Nasdaq National Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc., as applicable, is less than thirty thousand (30,000) shares per day during the thirty (30) trading days prior to the Conditional Closing Date.

1.       Registration Rights.

         The rights of the holder of this Conditional Warrant to register the shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock purchasable hereunder and the shares of Common Stock issuable upon exercise of the Stock Purchase Warrants purchasable hereunder shall be as stated in the Registration Rights Agreement, which agreement is Exhibit D to the Securities Purchase Agreement.

2.       Restricted Stock.

         If, at the time of any transfer or exchange of this Conditional Warrant or any shares of Series A Preferred Stock or Stock Purchase Warrants issuable upon exercise of this Conditional Warrant (other than a transfer or exchange not involving a change in the beneficial ownership of this Conditional Warrant or any shares of Series A Preferred Stock or Stock Purchase Warrants, as applicable), such Conditional Warrant, such shares of Series A Preferred Stock or such Stock Purchase Warrants shall not be registered under the Securities Act, and the Company's obligation to transfer such Conditional Warrant, such shares of Series A Preferred Stock or such Stock Purchase Warrants shall be subject to the provisions of Section 4 of the Securities Purchase Agreement.

3. Exercise of Warrant and Issuance of Shares of Series A Preferred Stock and Stock Purchase Warrants.

         3.1. Exercise in Full. The holder of this Conditional Warrant may, and shall on the Conditional Closing Date, provided the Conditional Exercise Notice is given and the Closing Conditions are satisfied as required below, exercise this Conditional Warrant in full by surrendering this Conditional Warrant, with the form of Election to Purchase at the end hereof duly executed by such holder, to the Company in the manner set forth in Section 5 of the Securities Purchase Agreement; provided, that, in no event shall this Conditional Warrant be exercised after the Expiration Time. The surrendered Conditional Warrant shall be accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount equal to three million dollars ($3,000,000).

         3.2. Partial Exercise. This Warrant may, and shall on the Conditional Closing Date provided, the Conditional Exercise Notice is given and the Closing Conditions are satisfied as required above, be exercised in part by surrender of this Conditional Warrant in the manner provided in Subsection 3.1, except that the exercise price shall be calculated by multiplying (a) the number of shares of Series A Preferred Stock as shall be designated by the holder or the Company, as applicable, in the subscription at the end hereof by (b) one thousand dollars ($1,000) per share of Series A Preferred Stock and, provided, that, in no event shall this Conditional Warrant be exercised after the Expiration Time. On any such partial exercise, subject to the provisions of Section 2 hereof, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Registered Holder hereof a new Conditional Warrant or Conditional Warrants of like tenor, in the name of the Registered Holder hereof or as such Registered Holder may request, calling in the aggregate on the face or faces thereof for the number shares of Series A Preferred Stock and Stock Purchase Warrants equal to the number of shares of Series A Preferred Stock and Stock Purchase Warrants called for on the face of this Conditional Warrant minus the number of such shares designated by the Registered Holder in the applicable Election to Purchase.

         3.3. Company Acknowledgment. The Company will, at the time of the exercise, exchange or transfer of this Conditional Warrant, upon the request of the Registered Holder hereof, acknowledge in writing its continuing obligation to afford to such Registered Holder or transferee any rights (including, without limitation, any right to registration of the Company's shares of Common Stock) to which such Registered Holder or transferee shall continue to be entitled after such exercise, exchange or transfer in accordance with the provisions of this Conditional Warrant, provided that if the Registered Holder of this Conditional Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Registered Holder or transferee any such rights.

         3.4. Conditional Warrant to Purchase Common Stock. Within four (4) Business Days of any exercise of this Conditional Warrant and receipt of payment thereof, the Company shall issue to the Registered Holder a Stock Purchase Warrant substantially in the form of Exhibit B to the Securities Purchase Agreement to purchase such number of shares of Common Stock as shall equal the product of (x) .05 and (y) the Purchase Price paid by the Registered Holder pursuant to any exercise of this Conditional Warrant.

         3.5. Minimum Exercise Amount. Notwithstanding anything herein to the contrary, the minimum Purchase Price for which this Conditional Warrant may be exercised is one million dollars ($1,000,000).

4. Delivery of Share Certificates upon Exercise. Following the exercise of this Conditional Warrant in full or in part, within the time periods and in the manner provided by Section 5(b) of the Securities Purchase Agreement, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Registered Holder hereof, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Series A Preferred Stock to which such Registered Holder shall be entitled on such exercise.

5. Closing Conditions. Notwithstanding anything herein to the contrary, the Company shall not be permitted to deliver a Conditional Exercise Notice, nor shall the Registered Holder be required to exercise and purchase on a Conditional Closing Date any shares of Series A Preferred Stock and Stock Purchase Warrants unless in either case each of the following conditions is satisfied: (i) the Initial Registration Statement shall have been declared effective and shall remain effective for a period of at least ninety (90) days and at all times during the applicable Interim Period;
(ii) the Closing Bid Price (as defined in Section G of Exhibit A to the Securities Purchase Agreement) for the Common Stock shall not be less than two dollars ($2.00) per share; (iii) during the period beginning on the original issue date of this Conditional Warrant and ending on and including the applicable Conditional Closing Date, there shall not have occurred (A) a public announcement of a Major Corporate Event which has not been abandoned or terminated, (B) a Triggering Event or (C) a Material Adverse Change; (iv) at all times during the period beginning on the original issue date of this Conditional Warrant and ending on and including the applicable Conditional Closing Date, the Common Stock shall have been designated on the NASDAQ OTC Bulletin Board, the Nasdaq SmallCap Market or National Market System and shall not have been suspended from trading thereon and the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock from so trading; (v) the Company's Articles of Incorporation as amended pursuant to the Articles of Amendment filed pursuant to the Securities Purchase Agreement shall be in full force and effect and shall not have been amended since the original issue date of this Conditional Warrant; (vi) the representations and warranties of the Company in the Securities Purchase Agreement shall be true and correct as of the date when made and as of the applicable Conditional Closing Date as though made at that time (except for representations and Conditional Warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Primary Documents to be performed, satisfied or complied with by the Company at or prior to the applicable Conditional Closing Date (and the Registered Holder of this Conditional Warrant shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the applicable Conditional Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such holder); and (vii) as of the applicable Conditional Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, the sum of (i) two (2) times the sum of (x) maximum number of shares of Common Stock that could be issuable upon the conversion of the Initial Shares and (y) the maximum number that could be issuable upon conversion of the Additional Shares and (ii) the sum of the number of shares of Common Stock issuable upon exercise in full of the Initial Warrants and the Additional Warrant, in each case without regard to whether the Conditional Warrant shall have been exercised solely for the purpose of effecting the conversion of Series A Preferred Stock and Exercise of the Stock Purchase Warrants, as applicable.

6. No Dilution or Impairment. The Company will not, by amendment of its Articles of Incorporation or By-laws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Conditional Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Conditional Warrants, as specified herein and in the Securities Purchase Agreement, against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Shares receivable on the exercise of the Conditional Warrant above the amount payable therefor on such exercise, and (b) will not effect a subdivision or split up of shares or similar transaction with respect to any class of the Common Stock without effecting an equivalent transaction with respect to all other classes of Common Stock.

7.       Notice of Record Date.  In case of

                  (a) any taking by the Company of a record of the holders of any class of its securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or

                  (c) events shall have occurred resulting in the voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company will mail or cause to be mailed to each holder of a Conditional Warrant a notice specifying (i) the date on which any record is to be taken for the purpose of any such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least thirty
(30) days prior to the date specified in such notice on which any such action is to be taken.

8. Exchange of Conditional Warrants. On surrender for exchange of any Conditional Warrant, properly endorsed, to the Company, the Company, at its expense, will issue and deliver to or (subject to Section 2) on the order of the holder thereof a new Conditional Warrant or Conditional Warrants of like tenor, in the name of such holder or as such holder may direct, calling in the aggregate on the face or faces thereof for the number of Series A Preferred Stock and Stock Purchase Warrants called for on the face or faces of the Conditional Warrant or Conditional Warrants so surrendered.

9. Replacement of Conditional Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Conditional Warrant and, in the case of any such loss, theft or destruction of any Conditional Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Conditional Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Conditional Warrant of like tenor.

10. Conditional Warrant Agent. The Company may, by written notice to each holder of a Conditional Warrant, appoint an agent having an office in New York, New York, for the purpose of issuing Series A Preferred Stock and Stock Purchase Warrants on the exercise of the Conditional Warrants pursuant to Section 3, exchanging Conditional Warrants pursuant to Section 8, and replacing Conditional Warrants pursuant to Section 9, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

11. Remedies. The Company stipulates that the remedies at law of the holder of this Conditional Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Conditional Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

12. Negotiability, Etc. This Conditional Warrant is issued upon the following terms, to all of which each Registered Holder or owner hereof by the taking hereof consents and agrees:

                  (a) subject to the terms of Section 4 of the Securities Purchase Agreement, title to this Conditional Warrant may be transferred by endorsement (by the Registered Holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

                  (b) any person in possession of this Conditional Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Conditional Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

                  (c) until this Conditional Warrant is transferred on the books of the Company, the Company may treat the Registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

13. Notices. All notices and other communications from the Company to the Registered Holder of this Conditional Warrant shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation postage prepaid by certified mail return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed, to such address as may have been furnished to the Company in writing by such Registered Holder or, until any such Registered Holder furnishes to the Company an address, then to, and at the address of, the last Registered Holder of this Conditional Warrant who has so furnished an address to the Company.

14. Miscellaneous. This Conditional Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Conditional Warrant is being delivered in the State of New York and, except for provisions with respect to internal corporate matters of the Company which shall be governed by the corporate laws of the State of Nevada, shall be construed and enforced in accordance with and governed by the laws of the State of New York, without regard to principles of conflict of laws. The headings in this Conditional Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. All nouns and pronouns used herein shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons to whom reference is made herein may require.





         [Remainder of Page Intentionally Blank, Signature Page Follows]

         IN WITNESS WHEREOF, the undersigned have executed this Conditional Warrant as of October 26, 1999.

                                            INTELLIQUIS INTERNATIONAL, INC.


                                            By: /s/ Bernard Yaw
                                                ------------------------------
                                                Name: Bernard Yaw
                                                Title:President




ACKNOWLEDGED AND AGREED:




ROBI INVESTORS LLC
By:  WEC ASSET MANAGEMENT LLC, Manager


By: /s/ Daniel J. Saks
   -----------------------------
   Name: Daniel J. Saks
   Title:Managing Director

                                                                         Annex A


                          FORM OF ELECTION TO PURCHASE

         The undersigned hereby irrevocably elects to exercise the right, represented by this Conditional Warrant, to purchase [_____] shares of Series A Preferred Stock and Stock Purchase Warrants to purchase [____] shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of INTELLIQUIS INTERNATIONAL, INC., in the amount of [$________], all in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Series A Preferred Stock and Stock Purchase Warrants be registered in the name of _________________________, whose address is
_________________________________ and that such stock certificates and warrants be delivered to ___________________________,whose address is
______________________

Dated:

         Name: ______________________________________

         Signature: ___________________________________

         (Signature must conform in all respects to the name of the Registered Holder, as specified on the face of the Conditional Warrant.)


          _______________________________

         (Insert Social Security or Other
         Identifying Number of Holder)

                                                                         Annex B


                               FORM OF ASSIGNMENT

(To be executed by the Registered Holder if such Holder desires to transfer the Conditional Warrant.)

         FOR VALUE RECEIVED, ____________________

hereby sells, assigns and transfers unto

-----------------------------------
(Please print name and address of transferee)

this Conditional Warrant, together with all right, title and interest therein, and does so hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the within Conditional Warrant on the books of the within-named Company, with full power of substitution.

Dated:

         Name: ______________________________________

         Signature: ___________________________________

         (Signature must conform in all respects to the name of the Registered Holder, as specified on the face of the Conditional Warrant.)


          _______________________________

         (Insert Social Security or Other
         Identifying Number of Assignee)